EXHIBIT 26(R)(3)

POWER OF ATTORNEY

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Eric J. Martin, a Director, Vice President, Chief Financial Officer, Corporate Controller and Treasurer of Transamerica Advisors Life Insurance Company, an Arkansas corporation, do hereby appoint Arthur D. Woods, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, in connection with the registration of the variable contracts listed below, and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary to appropriate in order to effectuate the same, as fully to all intents and purposes I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, may do or cause to be done by virtue hereof.

Registrant	Product Name	SEC 1933 File Number
Merrill Lynch Variable Life Separate Account	Investor Life	033-41830
Merrill Lynch Variable Life Separate Account	Investor Life Plus	033-41829
Merrill Lynch Variable Life Separate Account	Estate Investor I	033-55678
Merrill Lynch Variable Life Separate Account	Estate Investor II	033-55472
Merrill Lynch Variable Life Separate Account	Legacy Power	333-47844
Merrill Lynch Life Variable Life Separate Account II	Prime Plan I, II, III, and IV , Directed Life	033-43057
Merrill Lynch Life Variable Life Separate Account II	Directed Life 2	033-43055
Merrill Lynch Life Variable Life Separate Account II	Prime Plan V	033-43058
Merrill Lynch Life Variable Life Separate Account II	Prime Plan VI	033-43059
Merrill Lynch Life Variable Life Separate Account II	Prime Plan 7	033-43060
Merrill Lynch Life Variable Life Separate Account II	Prime Plan Investor	033-43056

IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of March, 2015.

/s/Eric J. Martin
Eric J. Martin
Director, Vice President, Chief Financial Officer, Corporate Controller and Treasurer